UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2019, the Board of Directors (the “Board”) of Central Federal Corporation (the “Company”) appointed John T. Pietrzak as a director of the Company and CFBank, National Association, the Company’s wholly owned subsidiary bank (“CFBank”), effective immediately. Mr. Pietrzak will serve in the class of directors of the Company and CFBank with terms expiring at the Company’s 2020 Annual Meeting of Stockholders. In connection with the appointment of Mr. Pietrzak as a director, the number of authorized directors of the Company was increased from seven (7) to eight (8) in accordance with the Company’s Second Amended and Restated Bylaws.

Mr. Pietrzak was appointed to serve as the director representative for Castle Creek Capital Partners VII, L.P. (“Castle Creek”), pursuant to that certain Securities Purchase Agreement among the Company, Castle Creek and certain other purchasers party thereto (the “Securities Purchase Agreement”). The Securities Purchase Agreement provides that, for so long as Castle Creek, together with its affiliates, owns in the aggregate at least 4.9% of the outstanding shares of the Company’s common stock, Castle Creek will be entitled to have one representative appointed to the boards of directors of the Company and CFBank, subject to the satisfaction of legal and regulatory requirements, or to designate one representative to attend the meetings of such boards of directors in a non-voting, non-participating observer capacity.

No committee appointments for Mr. Pietrzak have been made at this time.  Mr. Pietrzak does not have any direct or indirect material interest in any transaction, or proposed transaction, in which the Company was, or is to be, a participant that would require disclosure under Item 404(a) of SEC Regulation S-K. However, Mr. Pietrzak and members of his immediate family may in the future enter into banking transactions with CFBank in the ordinary course of business, subject to compliance with applicable laws and regulations.

In his capacity as a non-employee director of the Company, Mr. Pietrzak will be entitled to the same compensation as the Company’s other non-employee directors, which is described in the Company’s proxy statement related to the 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: November 22, 2019	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer